Exhibit 99.1

TRX MAKES KEY INVESTMENTS IN RESERVATION PROCESSING OPERATIONS; RENEWS AND

EXPANDS BUSINESS WITH AMERICAN EXPRESS BUSINESS TRAVEL

ATLANTA - 25 JANUARY 2010 -TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today announces successes in a new approach to providing reservation processing services.

In early 2009, TRX made strategic investments in three broad areas - streamlining configuration and implementation processes, optimizing service models for clients with complex travel operations, and empowering users to control more core functionality– to expand accessibility and increase the speed to market of our world-class CORREX reservation processing solution.

TRX launched the CORREX Mid-Market program earlier this year targeting mid-tier travel agencies seeking automation solutions. The program features menu-driven pricing, configurable deployment options, streamlined support regimes, and a quick-start implementation option. Under the new program, agencies can implement a CORREX solution in as little as 60 days.

A new service model approach initiated in January provides large clients with complex travel operations an integrated account management and product support structure across all disciplines of the product delivery process. The CORREX service delivery team’s structure and travel domain expertise offers dedicated support and a best-in-class professional services focus that is tailored to meet client specific objectives.

CORREX Self-service will debut in the first quarter of 2010 and will provide users with greater flexibility and control including the ability to modify different elements within the platform via an intuitive point and click interface. Users will be able to create custom quality control routines and leverage powerful Flex-based dashboards to gain unparalleled visibility into operational metrics.

More than a dozen travel agencies have become new clients and several existing clients have expanded relationships with TRX for additional reservation processing services over the past several months.

“Our recent success has been a direct result of our commitment to innovate in both product functionality and service delivery for both mid-market and large travel agencies,” said Shane Hammond, President and CEO, TRX. “In the past few months alone we’ve seen a marked increase in new clients coming onboard and an expansion in current client relationships including our relationship with American Express.”

American Express Business Travel, a TRX client since 2000, has renewed its agreement with TRX which extends American Express’ use of the CORREX reservation and mid-office processing platform for its business travel operations through the year 2014. The new contract provides direct growth opportunities for TRX in the South American, Asia-Pacific, and previously untapped European markets. The agreement also provides American Express with continued access to the full suite of TRX travel operations applications, including the TRX workflow manager solution (Queue Manager) and the RESX online booking solution.

“TRX has provided American Express with technology platforms that have complemented our service delivery to customers globally,” said Julie Bottner, Senior Vice President, Global Operations, American Express Business Travel. “This, combined with the service and domain expertise delivered by the TRX Team, led us to the decision to extend our agreement.”

“We are very pleased to continue our relationship with American Express, and we look forward to expanding our set of product offerings and innovative applications to meet the growing demands of their customers in the global marketplace,” said Hammond.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia. Please visit the company’s Website at www.trx.com.

Media Contact:

Stephen L. Carroll

Senior Director, Product Marketing, TRX, Inc.

Phone: 214-346-4758

Email: stephen.carroll@trx.com